FORM OF
                                 AMENDMENT NO. 2
                                     to the
                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


         WHEREAS, E*TRADE Asset Management, Inc. ("Advisor") and E*TRADE Funds ("Trust") wish to include the E*TRADE Russell 2000 Index Fund under substantially the same terms as the Amended and Restated Investment Advisory Agreement ("Agreement") dated as of August 12, 1999, and as amended on October 22, 1999, between the Trust and the Advisor, the Agreement is hereby amended as follows:

1.       Exhibit A is hereby amended and substituted with the attached Exhibit
A.
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Amended and Restated Investment Advisory Agreement to be executed by their respective officers thereunto duly authorized as of __________, 2000.

                                                E*TRADE FUNDS



                                                By:_____________________________
                                                Name:
                                                Title:


                                                E*TRADE ASSET MANAGEMENT, INC.



                                                By:_____________________________
                                                Name:
                                                Title:

                                    EXHIBIT A

                              AMENDED AND RESTATED

                          INVESTMENT ADVISORY AGREEMENT

Name of Fund             Advisory Fee
------------             ------------

E*TRADE S&P 500 Index    0.02%,  if the Fund  invests all ofits
Fund                     assets in a master of the Fund's assets not invested in
                         a master  fund.

E*TRADE  Extended        0.02%,  if the  Fund  invests  all of its  assets  in a
Market Index Fund        master  fund and 0.08% on that  portion  of the  Fund's
                         assets not invested in a master fund

E*TRADE Bond Index       0.02%,  if the Fund  invests all of its
Fund                     assets in a master  fund and 0.08% on that  portion  of
                         the Fund's assets not invested in a master fund.

E*TRADE International    0.02%, if the Fund invests all
Index Fund               of its  assets  in a  master  fund  and  0.08%  on that
                         portion of the Fund's assets not invested in a master fund.

E*TRADE Russell 2000     0.02%,  if the Fund  invests  all of its assets in a
Index Fund               master  fund and 0.10% on that  portion  of the Fund's
                         assets not invested in a master fund.